Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ralph A. Clark, certify pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of SoundThinking, Inc. for the year ended December 31, 2025 fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SoundThinking, Inc.

Date: March 30, 2026	/s/ Ralph A. Clark
Ralph A. Clark
Chief Executive Officer